UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2016

ALIMERA SCIENCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34703	20-0028718
(Commission File No.)	(IRS Employer Identification No.)

6120 Windward Parkway
Suite 290
Alpharetta, Georgia 30005
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Definitive Material Agreement.

On February 5, 2016, Alimera Sciences, Inc. (the "Company") entered into a First Amended and Restated Commercial Contract Manufacturing Agreement (the "Restated Agreement") with Alliance Medical Products, Inc. d/b/a Siegfried Irvine ("Siegfried"), which amends and restates the Company's previously disclosed Commercial Contract Manufacturing Agreement with Siegfried, dated February 5, 2010, as amended. Pursuant to the terms of the Restated Agreement, Siegfried will manufacture the Company's ILUVIEN® product and the Company will provide the active pharmaceutical ingredient and inserter that is used with the ILUVIEN® product.

The Restated Agreement allows the Company to purchase manufactured ILUVIEN® at a set price per unit, which may increase annually based on certain changes in an agreed upon subset of the producer price index. Pursuant to the terms of the Restated Agreement, each month the Company will provide rolling 12 month forecasts of its batch size in increments of 800 units, with the first four months of the forecast being binding on the Company.

The Restated Agreement has a term of five years, at which point it will automatically renew for successive one year periods unless either party delivers notice of non-renewal to the other party at least 12 months prior to the end of the term or any renewal term. The Company may terminate the Restated Agreement if a required license, permit or certificate of Siegfried is not approved, not issued or is withdrawn, or if the ILUVIEN® product is withdrawn or deleted by the Company or by any governmental agency, or if any governmental agency takes any action or raises an objection that prevents the Company from marketing, distributing, importing, exporting or selling the ILUVIEN® product. Either party may terminate the Restated Agreement if there is a breach of any representation, warranty, covenant, agreement or obligation and such breach has not been cured within 60 calendar days following receipt of written notice (10 business days if it relates to a payment default). In addition, either party may terminate the Restated Agreement if the other party files for or is in bankruptcy, reorganization, liquidation or receivership proceedings.

Copies of the Restated Agreement will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2016. The foregoing description of the terms of the Restated Agreement is qualified in its entirety by reference to the full text of such exhibit.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: February 5, 2016	By:	/s/ RICHARD S. EISWIRTH, JR.
	Name:	Richard S. Eiswirth, Jr.
	Title:	President and Chief Financial Officer